Exhibit 99.1

NEWS RELEASE

NuVasive Announces Preliminary Unaudited Fourth Quarter and

Full Year 2019 Revenue Results

SAN DIEGO – January 13, 2020 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced preliminary unaudited revenue results for the fourth quarter and full year 2019.

Fourth Quarter 2019 Highlights

•	Revenue of approximately $310 million, increased approximately 8% on both a reported and constant currency basis;
•	U.S. Spinal Hardware revenue increased approximately 8%;
•	U.S. Surgical Support revenue increased approximately 3%; and
•	International revenue increased approximately 14% on a reported and constant currency basis.

Full Year 2019 Highlights

•	Revenue of approximately $1.17 billion, increased approximately 6% on a reported basis and approximately 7% on a constant currency basis;
•	U.S. Spinal Hardware revenue increased approximately 7%;
•	U.S. Surgical Support revenue increased approximately 1%; and
•	International revenue increased approximately 10% on a reported basis and 12% on a constant currency basis.

NuVasive will report its full financial results for 2019 and provide its financial outlook for 2020 during its earnings announcement planned for late February.

“NuVasive delivered consistent above-market growth in 2019, with growth in the fourth quarter across all business lines,” said J. Christopher Barry, chief executive officer of NuVasive. “We made meaningful progress throughout the organization last year, including the launch of differentiated new products and advancing enabling technologies to support our continued leadership in minimally invasive spine surgery.”

38th Annual J.P. Morgan Healthcare Conference on Wednesday, Jan. 15, 2020
NuVasive will participate in the 38th Annual J.P. Morgan Healthcare Conference on Wednesday, Jan. 15 at the Westin St. Francis in San Francisco. Mr. Barry will represent the Company in a presentation scheduled for 10:00 a.m. PT/1:00 p.m. ET.

A live webcast of the presentation will be available online from the Investor Relations page of the Company's website at www.nuvasive.com. A replay of the presentation will remain available on the website for 30 days after the live webcast.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally integrated solutions designed to deliver reproducible and clinically-proven surgical outcomes. The Company’s portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With more than $1 billion in revenues, NuVasive has approximately 2,600 employees and operates in more than 50 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the Company’s expected revenue results for the fourth quarter and full year 2019. The Company’s expectations for fourth quarter and full year 2019 revenue results are preliminary and unaudited and are subject to adjustment in the ongoing review and audit procedures by the Company’s external auditors. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the completion of the audit of the Company’s 2019 financial results, including the risk of adjustment to its preliminary fourth quarter and full year revenue results; the risk of further adjustment to future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; and the other risks and uncertainties described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Jessica Tieszen

NuVasive, Inc.

858-736-0364

media@nuvasive.com

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